Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78491, 33-58565, 333-133012 and 333-155768) of our report dated November 25, 2009 with respect to the consolidated financial statements and schedule of WSI Industries, Inc. included in the Annual Report on Form 10-K for the year ended August 30, 2009.

/s/ Schechter Dokken Kanter
Andrews & Selcer Ltd
Minneapolis, Minnesota
November 25, 2009

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